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Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of August 15, 2001 for the Collection Period
July 1, 2001 through July 31, 2001

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,452,840,000.00	$417,840,000.00	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,497,783,044.00
Principal Factor	1.00000000	1.00000000	1.00000000	1.00000000	1.00000000
Rate		4.300%	4.562%	5.018%	5.360%
Final Scheduled Payment Date		May 15, 2002	December 15, 2003	March 15, 2005	October 17, 2007
Number of Contracts	119,098
Weighted Average Coupon	9.137%
Weighted Average Remaining Term	45.70 months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,276,881,196.24	$241,881,196.24	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,321,824,240.24
Securities Pool Factor	0.87888632	0.57888473	1.00000000	1.00000000	1.00000000
Number of Contracts	112,844
Weighted Average Coupon	9.166%
Weighted Average Remaining Term	43.35 months
Precompute and Simple Interest Advances	$3,217,333.25
Payahead Account Balance	$1,483,949.39
Supplemental Servicing Fee Received	$93,698.49
Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,218,990,984.53	$183,990,984.53	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,263,934,028.53
Securities Pool Factor	0.83904008	0.44033837	1.00000000	1.00000000	1.00000000
Number of Contracts	110,508
Weighted Average Coupon	9.178%
Weighted Average Remaining Term	42.59 months
Precompute and Simple Interest Advances	$3,262,163.59
Payahead Account Balance	$1,635,893.33
Supplemental Servicing Fee Received	$99,740.58
Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

Reserve Fund
Initial Deposit Amount	$3,744,458.00
Specified Reserve Fund Percentage	0.75%
Specified Reserve Fund Amount	$9,479,505.21
Specified Reserve Fund Percentage (if Condition i or ii met)	5.50%
Specified Reserve Fund Amount (if Condition i or ii met)	$67,044,504.15
Beginning Balance	$9,913,681.80
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Fund	$4,061,072.99

Reserve Fund Balance Prior to Release	$13,974,754.79
Reserve Fund Required Amount	$9,479,505.21
Reserve Fund Release to Seller	$4,495,249.58

Ending Reserve Fund Balance	$9,479,505.21

Liquidation of Charge-offs and Repossessions	Vehicles	Amount
Liquidated Contracts	37

Gross Principal Balance of Liquidated Receivables		$419,342.23
Net Liquidation Proceeds Received During the Collection Period		$(281,316.73)
Recoveries on Previously Liquidated Contracts		$0.00

Aggregate Credit Losses for the Collection Period		$138,025.50

Cumulative Credit Losses for all Periods	66	$259,910.76

Repossessed in Current Period	75

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.01%
First Preceding Collection Period	0.10%
Current Collection Period	0.13%
Condition (i) (Charge-off Rate)
Three Month Average	0.08%
Charge-off Rate Indicator (> 1.25%)	condition not met

Delinquent and Repossessed Contracts	Percent	Contracts		Percent	Amount
31-60 Days Delinquent	1.30%	1,437		1.28%	$16,161,479.31
61-90 Days Delinquent	0.16%	176		0.16%	$2,047,308.30
Over 90 Days Delinquent	0.09%	103		0.12%	$1,485,400.62

Total Delinquencies		1,716			$19,694,188.23

Repossessed Vehicle Inventory		121	*

*
Included with delinquencies above

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.11%
First Preceding Collection Period	0.17%
Current Collection Period	0.25%
Condition (ii) (Delinquency Percentage)
Three Month Average	0.18%
Delinquency Percentage Indicator (> 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of August 15, 2001 for the Collection Period
July 1, 2001 through July 31, 2001

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Collections
Principal Payments Received	$57,470,869.48
Interest Payments Received	$10,462,373.24
Net Precomputed Payahead Amount	$(151,943.94)
Aggregate Net Liquidation Proceeds Received	$281,316.73
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$68,062,615.51
Net Simple Interest Advance Amount	$120,807.52
Net Precomputed Advance Amount	$(75,977.18)

Total Available Amount	$68,107,445.85
Amounts Due
Servicing Fee	$1,101,520.20
Accrued and Unpaid Interest	$5,054,640.95
Principal	$57,890,211.71
Reserve Fund	$4,061,072.99

Total Amount Due	$68,107,445.85
Actual Distributions
Servicing Fee	$1,101,520.20
Interest	$5,054,640.95	$866,740.95	$1,900,833.33	$1,505,400.00	$781,666.67
Principal	$57,890,211.71	$57,890,211.71	$0.00	$0.00	$0.00
Reserve Fund	$4,061,072.99

Total Amount Distributed	$68,107,445.85	$58,756,952.66	$1,900,833.33	$1,505,400.00	$781,666.67

Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$5,601,173.94
Prepayments in Full	394 contracts	$2,556,066.58
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$9,595,612.48
Advances—Reimbursement of Previous Advances		$75,977.18
Advances—Current Advance Amount		$0.00
Payahead Account—Payments Applied		$0.00
Payahead Account—Additional Payaheads		$151,943.94
Simple Interest Contracts
Collected Principal		$28,681,471.39
Prepayments in Full	1905 contracts	$20,632,157.57
Collected Interest		$9,024,001.28
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$120,807.52

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of August 15, 2001 for the Collection Period of
July 1 through July 31, 2001

	Class A2	Class A3	Class A4
	Balance	Balance	Balance
Note Rates for August 15, 2001 Payment Date
One Month LIBOR	3.83000%	3.83000%	3.83000%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	3.89000%	3.91000%	3.93000%
Number of Days in Interest Period (Days)	30	30	30
Interest Payments
Interest Calculation for Current Interest Period	1,620,833.33	1,173,000.00	573,125.00
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)	1,900,833.33	1,505,400.00	781,666.67
Paid to Swap Counterparty (Swap Payments Outgoing)	1,900,833.33	1,505,400.00	781,666.67
Proration % 0.00%
Interest Due to Noteholders (Swap Payments Incoming)	1,620,833.33	1,173,000.00	573,125.00
Interest Payment to Noteholders (Swap Payments Incoming)	1,620,833.33	1,173,000.00	573,125.00
Net Swap Payment due to / (received by) Swap Counterparty	(280,000.00)	(332,400.00)	(208,541.67)
Principal Payments
Principal Payment due to Investors	—	—	—
Ending Notional Balance	500,000,000.00	360,000,000.00	175,000,000.00
Swap Termination Payment	N/A	N/A	N/A
Note Rates for September 17, 2001 Payment Date
One Month LIBOR	3.64000%	3.64000%	3.64000%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	3.70000%	3.72000%	3.74000%
Number of Days in Interest Period (Days)	33	33	33

I hereby certify to the best of my knowledge that
the report provided is true and correct.

/s/ ANGELA BROWN Angela Brown, ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of August 15, 2001 for the Collection Period July 1, 2001 through July 31, 2001
TOYOTA MOTOR CREDIT CORPORATION SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of August 15, 2001 for the Collection Period July 1, 2001 through July 31, 2001
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of August 15, 2001 for the Collection Period of July 1 through July 31, 2001